Exhibit 99.2

2nd Quarter Fiscal 2009 Results Presentation February 25, 2009 (r)

Participants Steven E. Nielsen President & Chief Executive Officer Tim Estes Chief Operating Officer H. Andrew DeFerrari Chief Financial Officer Richard B. Vilsoet General Counsel

Forward-Looking Statements and Non- GAAP Information This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "estimate," "intend," "forecast," "may," "should", "could", "project," "outlook" and similar expressions identify forward-looking statements. These forward- looking statements are based on management's current expectations, estimates and projections and speak only as of the date of this presentation. Forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this presentation. The factors that could affect future results and could cause these results to differ materially from those expressed in the forward-looking statements include, but are not limited to, those described under Item 1A, "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended July 26, 2008, and other risks outlined in the Company's periodic filings with the Securities and Exchange Commission ("SEC"). Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. This presentation includes certain "non-GAAP" financial measures as defined by SEC rules. As required by the SEC we have provided a reconciliation of those measures to the most directly comparable GAAP measures on the Regulation G slide included at slide 10 of this presentation.

Q2-2009 Overview Year over year revenue decline of 13.8% reflects customer spending declines during the latter part of Q2-09 Customer reductions in near-term capital spending plans prompted by current economic conditions Results of $(0.04) per share, non-GAAP, in line with our revised expectations but below our original expectations Margins improved slightly year over year Note: See "Regulation G Disclosure" slide for a reconciliation of non-GAAP financial measures.

Revenue by Customer Top 5 customers represented 64% of revenue in Q2-09 and Q2-08 Overall revenue decline was 13.8%, with top 5 customers down approximately 13.9% and all other customers down approximately 13.5% Revenues from Windstream, our seventh largest customer were up 83% on a year over year basis to $8.8 million in Q2-09 Q2 2009 Telecommunications 0.779 Utility Line Locating 0.162 Electric Utilities and Other Customers 0.059 Telecommunications Underground Facility Locating Electric Utilities and Other Construction and Maintenance

Q2-2009 Backlog and Employees Current Contract Awards and Extensions Customer Area Description Term (in years) AT&T Asheville, NC Master Construction Contract - Extension 3 Windstream Northern and Central Georgia Master Construction Contracts 3 CenturyTel Tennessee and Alabama Master Construction Contract 2 AGL Resources Georgia Underground Facility Locating - Extension 3 Verizon Maryland and Virginia Underground Facility Locating - Extension 3 Washington Gas Maryland and Virginia Underground Facility Locating - Extension 5

Q2-2009 Summary Note: See "Regulation G Disclosure" slide for a reconciliation of non-GAAP financial measures. Year over year revenue decline of 13.8% reflects customer spending declines during the latter part of Q2-09 Customer reductions in near-term capital spending plans prompted by current economic conditions (13.8)%

Selected Financial Information - Non-GAAP Year-over-year revenue decline Cost of earned revenues declined as a percentage of revenue due to lower fuel and insurance costs, partially offset by increased labor and related costs G&A lower from reduced stock compensation and professional fees Depreciation & amortization consistent with Q2-08 Preliminary goodwill impairment charge based on interim test for impairment Interest expense increased from higher borrowings and costs on Senior Credit Agreement Effective tax rate reduced from impact of goodwill impairment (a) Q2-08 Cost of Earned Revenues-Non-GAAP excludes a $7.6 million charge for a wage and hour class action settlement. See "Regulation G Disclosure" slide for a reconciliation of non-GAAP financial measures.

Cash Flow and Liquidity Cash flow from operations strong at $71.1 million for Q2-09 Combined days sales outstanding on trade receivables and net unbilled revenues improved to 64 days in Q2-09 from 69 days in Q1-09 Capital expenditures, net of disposals consistent sequentially at $8.2 million Total debt, less cash balances, down to $73.4 million at end of Q2-09 compared to $137.0 million as of Q1-09 In compliance with covenants of debt agreements as of January 24, 2009

Summary Challenging economic environment Solid customer relationships At the forefront of evolving industry opportunities Growing market share as customers consolidate vendors Encouraged by deployment of new technologies by cable operators Strong cash flows support working capital needs and capital investment Looking ahead: Seasonal uptick in revenue within the context of a negative growth economy Margin improvements reflecting seasonal patterns

Appendix: Regulation G Disclosure

2nd Quarter Fiscal 2009 Results Presentation February 25, 2009 (r)